Exhibit 10.1

BEACON SOLUTIONS
2008 LONG TERM INCENTIVE PLAN

Section 1. Establishment and Purpose.

     Beacon Enterprise Solutions Group, Inc., a Nevada corporation (the “Company”), hereby establishes this long term incentive plan to be named the Beacon Solutions 2008 Long Term Incentive Plan for certain employees of the Group (as defined below) and non-employee directors of the Company. The purpose of the Plan is to encourage certain employees of the Group and non-employee directors of the Company to acquire Stock of the Company or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and non-employee directors and the Company and thus provide an incentive for continuation of the efforts of employees and non-employee directors for the success of the Company and for continuity of service.

Section 2. Definitions.

     Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)	Act means the Securities Exchange Act of 1934, as amended from time to time.

(b)	Award means any Option, Stock Appreciation Right, Restricted Stock or Performance Award granted under the Plan.

(c)	Base Price means, in the case of an Option or a Stock Appreciation Right, 100% of the Fair Market Value of a share of Stock on the date of grant of such option or right.

(d)	Board means the Board of Directors of the Company.

(e)	Cause means with respect to a Participant’s Termination of Employment, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Group and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Group, as determined by the Committee in its sole discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Group and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Nevada law.

(f)	Change of Control is defined in Section 14.

(g)	Code means the Internal Revenue Code of 1986, as amended and in effect from time to time.

(h)	Committee means a committee or subcommittee of the Board that shall administer the Plan, which committee or subcommittee shall consist of no fewer than two members, each of whom shall be a “nonemployee director” within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Act, an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code and to the extent required by applicable stock exchange rules, “independent” as defined under applicable stock exchange rules. With respect to the application of the Plan to Non-Employee Directors, the Committee shall refer to the Board. Notwithstanding the foregoing, if, and to the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed to be references to the Board.

(i)	Covered Employee means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Section 162(m) of the Code, or any successor statute.

(j)	Disability means permanent and total disability as defined in Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of and in reliance on sufficient competent medical advice. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) of the Code.

(k)	Employee means a salaried employee (including officers and directors who are also employees) of any member of the Group.

(l)	Fair Market Value means, for any particular date, (i) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., the last transaction price per share as quoted by such system, (ii) for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share of Stock on such exchange as of the close of such trading day; or (iii) if the Common Stock is not readily tradable on an established securities market as determined under Section 409A of the Code or any regulations or other guidance promulgated thereunder, a value determined by the reasonable application of a reasonable valuation method in accordance with Section 409A of the Code or any regulations or other guidance promulgated thereunder. If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the preceding day when the markets were open.

(m)	Group means the Company, its Parent and every Subsidiary of the Company.

(n)	Non-Employee Director means a director of the Company who is not an active employee of the Group.

(o)	Option means the right to purchase Stock at the Base Price for a specified period of time. For purposes of the Plan, an Option may be an “Incentive Stock Option” within the meaning of Section 422 of the Code, or a “Nonqualified Stock Option.”

(p)	Parent means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

(q)	Participant means any Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(r)	Performance Award means a right to receive awards of Stock and such other awards (including awards of cash) that are valued in whole or in part by reference to, or are payable in or otherwise based on, Stock or performance during a Performance Period.

(s)	Performance-Based Exception means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

(t)	Performance Period means a period of not more than ten years established by the Committee during which certain performance goals set by the Committee are to be met.

(u)	Period of Restriction means the period during which a grant of Restricted Stock is restricted pursuant to Section 11 of the Plan.

(v)	Reporting Person means a person subject to Section 16 of the Act.

(w)	Restricted Stock means Stock granted pursuant to Section 11 of the Plan, but a share of such Stock shall cease to be Restricted Stock when the conditions to and limitations on transferability under Section 11 have been satisfied or have expired, respectively.

(x)	Retirement means a Termination of Employment without Cause at or after age 65 or such earlier date after age 50 as may be approved by the Committee with regard to such Participant and as stated in the applicable Award Agreement. With respect to a Participant’s Termination of Directorship, Retirement means the failure to stand for reelection (other than a Termination for Cause) on or after a Participant has attained age 65 or such earlier date after age 50 as may be approved by the Board with regard to such Participant.

(y)	Stock means the authorized and unissued shares of the Company’s common stock, pat value $.001 per share.

(z)	Stock Appreciation Right or SAR means the right to receive cash or a number of shares of Stock representing the Fair Market Value of a share of Stock at the date of exercise over the Base Price. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the Base Price shall be the Option exercise price.

(aa)	Subsidiary means a subsidiary corporation as defined in Section 424(f) of the Code.

(bb)	Ten Percent Stockholder means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

(cc)	Termination of Directorship means that the Non-Employee Director has ceased to be a director of the Company. In the event that a Non-Employee Director becomes an Employee or a consultant upon the termination of his or her directorship, no Termination of Directorship shall be deemed to occur until such time as such Non-Employee Director is no longer an Employee, consultant or Non-Employee Director.

(dd)	Termination of Employment means a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Group. In the event that an Employee becomes a consultant or a Non-Employee Director upon the termination of his or her employment, no Termination of Employment shall be deemed to occur until such time as such Employee is no longer an Employee, a consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement.

(ee)	Window Period means the third to the twelfth business day following the release for publication of the Company’s quarterly or annual earnings report.

Section 3. Administration.

     The Plan will be administered by the Committee. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and its stockholders and in accordance with the purpose of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

     Subject to compliance with Code Section 409A, the Committee may offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made.

     The Committee may designate employees of the Group and professional advisors to assist the Committee in the administration of the Plan and, to the extent permitted by applicable law and applicable exchange rules, may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

Section 4. Shares Reserved Under the Plan.

     There is hereby reserved for issuance under the Plan an aggregate of 1,000,000 shares of Stock (subject to any increase or decrease pursuant to Section 13); provided, however, that notwithstanding the foregoing, no more than 200,000 shares of Stock (subject to any increase or decrease pursuant to Section 13) whether subject to Options, Stock Appreciation Rights, Awards of Restricted Stock or Performance Awards denominated in shares of Stock may be granted in any one fiscal year to any one single Participant and the maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Awards of Performance Shares granted in any one fiscal year to any one single Participant shall not exceed $500,000 in value.

     Stock underlying outstanding Options, Stock Appreciation Rights or Performance Awards will be counted against the Plan maximum while such Options or Performance Awards are outstanding. Shares underlying expired, canceled or forfeited Awards (except Restricted Stock) may be added back to the Plan maximum, subject to the provisions of Section 10. When the exercise price of an Option is paid by delivery of shares of Stock, the number of shares available for issuance under the Plan shall continue to be reduced by the gross (rather than the net) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered in payment. Restricted Stock issued pursuant to the Plan will be counted against the Plan maximum while outstanding even while subject to restrictions and following forfeiture.

     If any Award is cancelled (or is amended in a way that is treated as a cancellation), the shares related to the cancelled Award shall count against the above maximum limitations for the applicable fiscal year.

Section 5. Participants.

     Participants will consist of such Employees of the Group as the Committee in its sole discretion determines have a major impact on the success and future growth and profitability of the Company and Non-Employee Directors. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or to receive the same type or amount of Award as granted to the Participant in any other year or as granted to any other Participant in any year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Only Employees of the Group may be granted Incentive Stock Options under the Plan.

Section 6. Types of Awards.

     The following Awards may be granted under the Plan: (a) Incentive Stock Options; (b) Nonqualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock; and (e) Performance Awards; all as described below. Except as specifically limited herein, the Committee shall have complete discretion in determining the type and number of Awards to be granted to any Participant, and the terms and conditions which attach to each Award, which terms and conditions need not be uniform as between different participants. All Awards shall be evidenced in writing and shall be subject to the terms and conditions of the Plan.

Section 7. Date of Granting Awards.

     All Awards granted under the Plan shall be granted as of an Award date, as determined by the Committee. Promptly after each Award date, the Company shall notify the Participant of the grant of the Award, and shall deliver to the Participant an Award agreement, duly executed by and on behalf of the Company, with the request that the Participant execute and return the Award agreement within thirty days (or such other period determined by the Committee) after the date of delivery by the Company of the Award agreement to the Participant. If the Participant shall fail to execute and return the written Award agreement within such period, his or her Award shall be automatically terminated, except that if the Participant dies within such period such Award agreement shall be effective notwithstanding the fact that it has not been signed prior to death.

Section 8. Incentive Stock Options.

     Incentive Stock Options shall consist of options to purchase shares of Stock at purchase prices not less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of a share of Stock on the date of grant of the Incentive Stock Option. The purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Stock then owned by the Participant, by cashless exercise or such other method acceptable to the Committee. Unless otherwise provided in the Award agreement, Incentive Stock Options will be exercisable not earlier than six months and not later than ten years (or, five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) after the date they are granted and, except as provided below, will terminate three months after Termination of Employment for any reason other than death or Disability. Unless otherwise provided in the Award agreement, in the event Termination of Employment occurs as a result of death or Disability, the vested portion of the Option will be exercisable for 12 months after such termination. Unless otherwise provided in the Award agreement, if the Participant dies within 12 months after Termination of Employment by reason of Disability, then the period of exercise following death with respect to then vested Options shall be the remainder of the 12-month period, or three months, whichever is longer. Unless otherwise provided in the Award agreement, if the Participant dies within three months after Termination of Employment for any other reason, then the period of exercise following death with respect to then vested Options shall be three months. Notwithstanding anything herein to the contrary, in no event shall any Incentive Stock Option be exercised more than ten years after its grant (or, five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder). The aggregate Fair Market Value (determined as of the time an Option is granted) of the Stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year (under all option plans of the Group) shall not exceed $100,000 per Participant. Unless provided otherwise in the Award agreement, Incentive Stock Options that are not exercisable at the time of Termination of Employment for any reason shall immediately terminate. Unless provided otherwise in the Award agreement, upon a Participant’s Termination of Employment for Cause all outstanding Incentive Stock Options (whether vested or unvested) shall immediately terminate.

Section 9. Nonqualified Stock Options.

     Nonqualified Stock Options shall consist of nonqualified options to purchase shares of Stock at purchase prices not less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Nonqualified Stock Option. The purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Stock then owned by the Participant, by cashless exercise or such other method acceptable to the Committee. Notwithstanding anything herein to the contrary, Nonqualified Stock Options will be exercisable as provided in the Award agreement except that such options will not be exercisable later than ten years after the date they are granted. Unless provided otherwise in the Award agreement, Nonqualified Stock Options that are not exercisable at the time of Termination of Employment or Termination of Directorship for any reason shall immediately terminate. Unless provided otherwise in the Award agreement, upon a Participant’s Termination of Employment or Termination of Directorship for Cause all outstanding Nonqualified Stock Options (whether vested or unvested) shall immediately terminate. Unless provided otherwise in the Award agreement, Nonqualified Stock Options that are exercisable at the time of Termination of Employment or Termination of Directorship shall terminate three months after Termination of Employment or Termination of Directorship for any reason other than death, Retirement or Disability. In the event Termination of Employment or Termination of Directorship occurs as a result of death, Retirement or Disability, the vested portion of the Nonqualified Stock Options will remain exercisable for 12 months after such termination unless provided otherwise in the Award agreement. If the Participant dies during any post-termination exercise period, then the period of exercise following death shall be the remainder of the applicable post-termination exercise period, or three months, whichever is longer unless provided otherwise in the Award agreement but not longer than the end of the original term of the Option. The Committee shall have the right to determine at the time the Option is granted whether shares issued upon exercise of a Nonqualified Stock Option shall be subject to restrictions, and if so, the nature of the restrictions.

Section 10. Stock Appreciation Rights.

     Stock Appreciation Rights may be granted which, at the discretion of the Committee, may be exercised (1) in lieu of exercise of an Option, (2) in conjunction with the exercise of an Option, (3) upon lapse of an Option, (4) independent of an Option, or (5) each of the above in connection with a previously awarded Option under the Plan. SARs issued to Reporting Persons shall be held for at least six months prior to exercise. If the Option referred to in (1), (2) or (3) above qualified as an Incentive Stock Option pursuant to Section 422 of the Code, the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Act. Settlement for SARs shall be made in Stock. Unless otherwise provided in the Award agreement, the following will apply upon exercise of an SAR:

(a)	Exercise of SARs in Lieu of Exercise of Options. SARs exercisable in lieu of Options may be exercised for all or part of the shares of Stock subject to the related Option upon the exercise of the right to exercise an equivalent number of Options. A SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. Upon exercise of a SAR in lieu of exercise of an Option, shares of Stock equal to the number of SARs exercised shall no longer be available for Awards under the Plan.

(b)	Exercise of SARs in Conjunction with Exercise of Options. SARs exercisable in conjunction with the exercise of Options shall be deemed to be exercised upon the exercise of the related Options, and shares of Stock equal to the sum of the number of shares acquired by exercise of the Option plus the number of SARs exercised shall no longer be available for Awards under the Plan.

(c)	Exercise of SARs Upon Lapse of Options. SARs exercisable upon lapse of Options shall be deemed to have been exercised upon the lapse of the related Options as to the number of shares of Stock subject to the Options. Shares of Stock equal to the number of SARs deemed to have been exercised shall not be available again for Awards under the Plan.

(d)	Exercise of SARs Independent of Options. SARs exercisable independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, and shares of Stock equal to the number of SARs exercised shall no longer be available for Awards under the Plan. The exercise price of such a SAR shall be equal to the Fair Market Value of the Stock on the date of grant.

Section 11. Restricted Stock.

     Restricted Stock shall consist of Stock issued or transferred under the Plan (other than upon exercise of Options or as Performance Awards) or as a bonus. Unless otherwise provided in the Award agreement, in the case of any Restricted Stock:

(a)	The purchase price, if any, will be determined by the Committee. The purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)	Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof, provided, however, that Restricted Stock granted to a Reporting Person shall, in addition to any other restrictions thereon, not be sold or disposed of for not less than six (6) months following the date of grant; (ii) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon a Termination of Employment or Termination of Directorship within specified periods, (iii) representation by the Employee or Non-Employee Director that he or she intends to acquire Restricted Stock for investment and not for resale, and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.

(c)	The Participant shall have all of the rights of a holder of Stock during the Period of Restriction, including, without limitation, the right to vote the Stock, the right to receive any dividends, and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares.

(d)	The Committee shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions. If and when the Period of Restriction expires without a prior forfeiture of the Restricted Stock subject to such Period of Restriction, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law.

(e)	The Committee may require that any stock certificates evidencing Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Stock covered by such Award.

(f)	The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance goals (including the goals set forth on Exhibit A) as the Committee may determine in its sole discretion, including to comply with the requirements of Section 162(m) of the Code. Unless and until the Committee determines that Restricted Stock granted to a Covered Employee need not comply with the Performance-Based Exception, one or more of the performance goals set forth on Exhibit A shall apply.

(g)	The Participant shall not be permitted to transfer shares of Restricted Stock awarded under the Plan during a period set by the Committee (the “Period of Restriction”) commencing with the date of such Award, as set forth in the Award agreement or grant letter, and such agreement or grant letter shall set forth a vesting schedule and any events that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of performance goals and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Award of Restricted Stock and/or waive the deferral limitations for all or any part of any Award of Restricted Stock.

(h)	Unless and until the Committee determines that Restricted Stock granted to a Covered Employee need not comply with the Performance-Based Exception, any performance goal and the vesting percentage must be established in writing by the Committee prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the performance goals is substantially uncertain (but in no event later than after 25% of the period of service to which the performance goal relates has elapsed). Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(i)	Upon a Participant’s Termination of Employment or Termination of Directorship for any reason during the relevant Period of Restriction, all Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

Section 12. Performance Awards.

The Committee is authorized to grant to Participants Performance Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, including but not limited to, Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company, stock equivalent units, restricted stock units, deferred stock units, and Awards valued by reference to book value of Stock.

Stock issued on a bonus basis under this Section may be issued for no cash consideration; Stock purchased pursuant to a purchase right awarded under this Section shall be priced, as determined by the Committee in its sole discretion.

For a Performance Award that the Committee determines shall not be designed to comply with the Performance Based Exception, the performance goals shall be established by the Committee. Unless and until the Committee determines that a Performance Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, any performance goal related to a Performance Award must be established in writing by the Committee prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the performance goals is substantially uncertain (but in no event later than after 25% of the period of service to which the performance goal relates has elapsed).

Any Performance Award and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

Unless otherwise provided in the Award agreement, in the event the minimum corporate goal is not achieved at the conclusion of the Performance Period, no payment shall be made to the Participant. Actual payment of the Performance Award earned shall be in cash or in Stock or in a combination of both, in a single sum or in periodic installments, all as the Committee in its sole discretion determines. If Stock is used, the Participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued. In the event a Reporting Person received a Performance Award which includes Stock, such stock shall not be sold or disposed of for six (6) months following the date of issuance pursuant to such award. In the event a Performance Award is paid in cash instead of Stock, the number of shares reserved for issuance hereunder and the number of shares which may be granted in the form of Restricted Stock or Performance Awards shall be reduced as if shares had been issued The Committee shall certify in writing that any performance goals and any other material terms of a Performance Award have been achieved prior to the actual payment of the Performance Award. Unless otherwise provided in the Award agreement, amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Stock covered by a Performance Share will not be paid to the Participant.

Subject to the applicable provisions of the Award agreement and the Plan, upon a Participant’s Termination of Employment or Termination of Directorship for any reason during the Performance Period, the Performance Awards in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award and/or waive the deferral limitations for all or any part of such Award.

Section 13. Adjustment Provisions.

(a)	If the Company shall at any time change the number of issued shares of Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under the Plan, the maximum number of shares available to a particular Participant, and the number of shares covered by each outstanding Award (and the exercise or purchase price thereof), shall be adjusted by the Committee to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

(b)	Notwithstanding any other provision of the Plan, and without affecting the number of shares reserved or available hereunder, the Board may authorize the equitable adjustment of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

Section 14. Change of Control.

     (a) Except as provided otherwise in this section or in an Award Agreement at the time an Award is granted, notwithstanding anything to the contrary in this Plan:

     (i) if exercise of a Award is required, then in the case of Change in Control events that arise from a merger, consolidation, share exchange or liquidation, each Award requiring exercise that is not exercised at the Change Effective Time shall lapse and all rights thereunder shall be forfeited immediately after the actual consummation (in the case of an agreement which will result in a Change in Control) or the happening of a Change in Control (the “Change Effective Time”), if the Participant holding such Award has received written notice at least 15 days prior to the Change Effective Time that his right to exercise the Award in full has been accelerated and must be exercised before the Change Effective Time to prevent such forfeiture or lapse at the Change Effective Time, or

     (ii) alternatively to subsection (i) above, in the discretion of the Committee, a Participant may be entitled to receive, in lieu of the exercise of any Option or SAR, a cash payment in an amount equal to the difference between the exercise price of the Option or SAR upon the Change Effective Time equal to (A) in the case of a tender offer or cash exchange offer, the final offer price paid per share of Stock, multiplied by the number of shares of Stock covered by the Option or SAR, or (B) in the case of any other Change of Control, the aggregate Fair Market Value of the shares of Stock covered by the Option or SAR (as if fully vested), provided that this discretion shall not be allowed or exercisable if the Committee believes that cash payment would make an Option or SAR subject to and non-compliant with Code Section 409A as “deferred compensation.”

     (iii) if no exercise of a Award is required (e.g. with respect to Restricted Stock or a Restricted Stock Unit or Performance Share), and subparagraph (b) hereof does not apply, the Award will be nonforfeitable in full immediately before the Change Effective Time.

     (b) Award Substitution Avoids Lapse and Acceleration of Vesting of Awards. In the event outstanding Awards are to be replaced as of the Change Effective Time by comparable types of awards of substantially equivalent value, and such replacement meets the conditions of a modification that would be permitted under Code Section 424 with respect to an Incentive Stock Option (and similar principles for other Awards to avoid them becoming deferred compensation within the meaning of Code Section 409A), Section 3.4(a)’s terms, including acceleration of vesting or exercisability upon a Change in Control or at the Change Effective Time, shall not apply, provided, however, that, with respect to any Participant who incurs a Termination of Service within 12 months following the Change Effective Time, all Awards made prior to the Change of Control shall immediately become fully vested, nonforfeitable and exercisable in full.

     (c) For purposes of the Plan, a “Change of Control” means (i) an event or series of events which have the effect of any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company, becoming the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 45% or more of the combined voting power of the Company’s then outstanding stock other than by an employee benefit plan sponsored by the Company or by a person who owns such a percentage at the Effective Date; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Company approve a definitive agreement to enter into a merger, consolidation, share exchange or other transaction with or into another company (other than a transaction that would result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction) or to sell or otherwise transfer all or substantially all of the Company’s assets or to adopt a plan of liquidation. A Change of Control shall also be deemed to occur if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control, or (ii) the Board adopts a resolution to the effect that a Change of Control for purposes of this Plan has occurred. Provided, however, that the Committee may provide in an Award Agreement that it believes may constitute “deferred compensation” pursuant to Code Section 409A, that “Change of Control” will have the meaning given in guidance from the Internal Revenue Service construing that term for purposes of allowable triggers for payment of deferred compensation, and such definition shall apply in all events with respect to Cash Awards.

Section 15. Nontransferability.

     Unless otherwise provided in an Award agreement, Awards granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order (as defined in Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules promulgated thereunder), and shall be exercisable, during the Participant’s lifetime, only by the Participant. In the event of the death of a Participant, exercise of payment shall be made only:

(a)	By or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution; and

(b)	To the extent that the deceased Participant was entitled thereto at the date of his death, provided, however, that any otherwise applicable six-month holding period shall not be required for exercise by or payment to an executor or administrator of the estate of a deceased Reporting Person.

Section 16. Taxes.

     The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company shall have the right to deduct any such taxes from any payment of any kind due to the Award recipient. The person entitled to any such delivery may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable (a “Stock Withholding Election”), such reduction to be calculated based on a closing market price on the date of such notice. Reporting Persons may make a Stock Withholding Election either (i) during a Window Period, as to an Option or SAR exercise during such Window Period, or (ii) six months in advance of an Option or SAR exercise, which exercise need not occur during a Window Period, and which election may not be suspended or revoked except by another such election which shall not become effective until six months after it is made.

Section 17. No Right to Employment

     A Participant’s right, if any, to continue to serve the Company and its subsidiaries as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.

     No Award shall be granted more than ten years after the effective date of the Plan, but Awards granted prior to such date may extend beyond that date; provided, however, that the terms and conditions applicable to any Award granted within such period may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other person as may then have an interest therein. Also, by mutual agreement between the Company and a Participant hereunder, Options or other Awards may be granted to such Participant in substitution and exchange for, and in cancellation of, any Awards previously granted such Participant under the Plan, subject to compliance with Code Section 409A. To the extent that any Options or other Awards which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee and to the extent that any such Options or other Awards would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Options or other Awards that so qualify (including the authority to grant, simultaneously or otherwise, Options or other Awards which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Option or other Awards under the Plan. The Board may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall adversely impair the rights of a Participant regarding any existing Award. No amendment of the Plan, shall, without approval of the stockholders of the Company (a) increase the total number of shares which may be issued under the Plan (except pursuant to Section 13); (b) change the minimum purchase price, if any (except pursuant to Section 13 hereof), of shares of Stock which may be made subject to Awards under the Plan; or (c) modify the requirements as to eligibility for Awards under the Plan. No amendment shall be effective without stockholder approval if such approval is required in order for the Plan to continue to comply with the applicable rules of any exchange or system on which the Company’s securities are listed or traded, the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code.

Section 18. Shareholder Approval.

     The Plan shall be effective on March 26, 2008, subject to the approval of the Plan by the stockholders of the Company within 12 months before or after adoption of the Plan by the Board in accordance with the laws of the State of Nevada.

Section 19. Governing Law.

     Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Nevada, without reference to the principles of conflicts of law.

Section 20. General Provisions

(a)	The Committee may require each person receiving shares of Stock pursuant to an Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the

Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or any national securities exchange system upon whose system the Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)	Unless otherwise determined by the Committee, as long as the Stock is listed on a national securities exchange or quoted on a system sponsored by a national securities association, the issue of any shares of Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or quoted on such system. The Company shall have no obligation to issue such shares unless and until such shares are so listed or quoted, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing or quotation has been effected.

If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise, with respect to shares of Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

Upon termination of any period of suspension under this Section, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares of Stock available before such suspension and as to shares of Stock which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

(c)	All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

(d)	Notwithstanding any other provision of the Plan, any Award under the Plan that comes within the meaning of Code Section 409A’s definition of “deferred compensation” shall be designed and granted in such a way as to comply with that Code Section’s election timing rules, limitations on distribution triggering events, and must specify the Award agreement the time and form of payment of the Award, subject only to delay in accordance with Code Section 409A’s provisions, and never subject to acceleration.

EXHIBIT A

PERFORMANCE GOALS

     Performance goals established for purposes of the grant or vesting of Restricted Stock and Performance Awards that are granted to Covered Employees and that are intended to comply with the Performance-Based Exception shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals: (i) enterprise value or value creation targets; (ii) after-tax or pre-tax profits, including without limitation as attributable to continuing and/or other operations of the Company; (iii) operational cash flow or economic value added; (iv) specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) earnings per share or earnings per share from continuing operations; (vi) net sales, revenues, net income or earnings before income tax or other exclusions; (vii) return on capital employed or return on invested capital; (viii) after-tax or pre-tax return on stockholder equity; (ix) the fair market value of the shares of the Company’s Stock; (x) the growth in the value of an investment in the Company’s Stock assuming the reinvestment of dividends; (xi) a transaction that results in the sale of stock or assets of the Company; (xii) earnings before interest, taxes plus amortization and depreciation; or (xiii) reduction in expenses. The Committee may also exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, including: (a) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in tax law or accounting standards required by generally accepted accounting principles.

In addition, performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit or business segment of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may: (i) designate additional business criteria on which the performance goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

Month XX, 20XX

«Title» «First_Name» «Last_Name»
«Company_Name»
«Address_Line_1»
«City», «State» «ZIP_Code»

RE:      Stock Option Award

««GreetingLine»»

     I am pleased to inform you that the Board of Directors of Beacon Enterprise Solutions Group, Inc. has approved an award of stock options to you. The Board of Directors believes that the award of these options gives you a unique opportunity to profit from any increase in the price of the Company’s stock. We believe it is very important for our people to share in the growth and prosperity of our company by being owners of our stock.

     You have been awarded options to purchase «Amount2» shares of Beacon Enterprise Solutions Group, Inc. Common Stock, pursuant to Section 9 of the Beacon Solutions 2008 Long Term Incentive Plan (the “Plan”) and I am delivering to you the enclosed award agreement. Section 7 of the Plan requires that any participant sign and return the original signed agreement within thirty (30) days after the date of mailing or delivery by the Company of the award agreement to the participant. If you do not return the original signed award agreement within thirty (30) days, your award will be automatically terminated. Therefore, please sign and return the enclosed award agreement to me and I will execute it on behalf of the Company and return a copy of the fully executed award agreement to you for your file.

     If you have any questions, please do not hesitate to contact Robert Mohr, at 502-657-3503, or me at 502-657-3501.

Very truly yours,

Bruce Widener
CEO

Enclosure

BEACON SOLUTIONS
     2008 LONG TERM INCENTIVE PLAN
INCENTIVE STOCK OPTION AWARD AGREEMENT

     THIS AGREEMENT, entered into as of the Grant Date (as defined in Section 1), by and between the ________________________ (the “Optionee”) and Beacon Enterprise Solutions Group, Inc. (the “Company”);

     WHEREAS, the Company maintains the Beacon Solutions 2008 Long Term Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and the Optionee has been selected by the committee administering the Plan (the “Committee”) to receive a Stock Option Award under the Plan;

     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Optionee, as follows:

     Section 21. Terms of Award and Definitions. The following terms used in this Agreement shall have the meanings set forth in this Section 1:

     (a) Covered Shares. The number of “Covered Shares” shall be __________ shares of Stock.

     (b) Date of Termination. The Optionee’s “Date of Termination” shall be the first day occurring on or after the Grant Date on which the Optionee is neither employed by the Company or any Subsidiary; provided that a termination shall not be considered to have occurred while the Optionee is on an approved leave of absence from the Company or a Subsidiary. If, as a result of a sale or other transaction, an Optionee ceases to be an employee of the Company or any Subsidiary (and the Optionee’s employer is or becomes an entity that is separate from the Company or any Subsidiary), the occurrence of such transaction shall be treated as the Optionee’s Date of Termination caused by the Optionee being discharged by the employer.

     (c) Designated Beneficiary. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Optionee in a writing filed with the Committee in such form and at such time as the Committee shall require.

     (d) Disability. The Optionee shall be considered to have a “Disability” if he has incurred a “Disability” as described in the Plan.

     (e) Exercise Price. The “Exercise Price” is $ X.XX per share.

     (f) Grant Date. The “Grant Date” is                      , 2008.

     (g) Immediate Family. “Immediate Family” shall mean the Optionee’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren and, for this purpose, shall also include the Optionee.

Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

     Section 22. Award and Exercise Price. This Agreement specifies the terms of the option (the “Option”) granted to the Optionee to purchase the number of Covered Shares of Stock at the Exercise Price per share as set forth in Section 1. The Option is intended to constitute an “incentive stock option” as that term is used in Code section 422, and shall be so construed. To the extent that the aggregate fair market value (determined at the time of grant) of Shares with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year under all plans of the Company and its affiliates exceeds $100,000, the options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as nonstatutory stock options. It should be understood that there is no assurance that the option will, in fact, be treated as an incentive stock option. To the extent an Option is not treated as an incentive stock option, it shall be treated as a nonstatutory stock option.

     Section 23. Date of Exercise.

     (a) Subject to the limitations of this Agreement, the Option shall be exercisable according to the following schedule, with respect to each installment shown in the schedule on and after the Vesting Date applicable to such installment (each an “Installment”):

INSTALLMENT	VESTING DATE APPLICABLE TO
INSTALLMENT

[33.33% of shares]	, 2009

[33.33% of shares]	, 2010

[33.34% of shares]	, 2011

     (b) An Installment shall not become exercisable on the otherwise applicable Vesting Date if the Optionee’s Date of Termination occurs on or before such Vesting Date. Notwithstanding the foregoing provisions of this Section 3, the Option shall become exercisable with respect to all of the Covered Shares (to the extent it is not then otherwise exercisable) as follows:

     (i) If the Optionee’s Date of Termination occurs by reason of the Optionee’s death or Disability, the Option shall become fully exercisable upon the Optionee’s Date of Termination; and

     (ii) If the Optionee’s Date of Termination does not occur on or before the Change in Control (as defined in Section 14 of the Plan), the Option shall become fully exercisable upon a Change in Control.

     (c) Otherwise, the Option may be exercised on or after the Date of Termination only as to that portion of the Covered Shares as to which it was exercisable immediately prior to the Date of Termination, or as to which it became exercisable on the Date of Termination in accordance with this Section 3.

     (d) As provided in Section 13 of the Plan, and upon the occurrence of any of the conditions listed therein, the Committee in its sole discretion shall make any adjustments as may be appropriate in the number of Covered Shares as to which this Option shall be exercisable and in the option rights granted.

     Section 24. Expiration. The Option shall not be exercisable after the Company’s close of business on the last business day that occurs prior to the Expiration Date. The “Expiration Date” shall be earliest to occur of:

     (a) The ten-year anniversary of the Grant Date (5 years in the case of a 10% or greater shareholder);

     (b) If the Optionee’s Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination;

     (c) If the Optionee’s Date of Termination occurs for reasons other than death, Disability, or Cause the 90-day anniversary of such Date of Termination; or

     (d) The date the Optionee is dismissed from the Company for Cause.

     Section 25. Method of Option Exercise.

     (a) Subject to the Agreement and the Plan, the Option may be exercised in whole or in part by filing a written notice in substantially the form attached hereto as Exhibit 1 with the President and Chief Executive Officer prior to the Company’s close of business on the last business day that occurs prior to the Expiration Date. Such notice shall specify the number of shares of Stock which the Optionee elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Optionee’s election.

     (b) Payment shall be by cash or by check payable to the Company, or, alternatively, as follows to the extent permitted by the Committee at the time of exercise:

     (i) all or a portion of the Exercise Price may be paid by the Optionee by delivery of shares of Stock owned by the Optionee and acceptable to the Committee having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required;

     (ii) the Optionee may pay the Exercise Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise or,

     (iii) the Optionee may pay the Exercise Price by authorizing the Company to withhold shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would be required to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     (c) The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules or regulations. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

     Section 26. Withholding. To the extent necessary, Optionee must satisfy his federal, state, and local, if any, withholding taxes imposed by reason of the exercise of the Option either by paying to the Company the full amount of the withholding obligation (i) in cash; (ii) by tendering shares of Stock which are owned by the Optionee prior to the date of exercise having a Fair Market Value equal to the withholding obligation (a “Withholding Election”); (iii) by electing, irrevocably and in writing (also a “Withholding Election”), to have the smallest number of whole shares of Stock withheld by the Company which, when multiplied by the Fair Market Value of the Stock as of the date the Option is exercised, is sufficient to satisfy the amount of withholding tax; or (iv) by any combination of the above. Optionee may make a Withholding Election only if the following conditions are met:

     (a) The Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed Notice of Withholding Election in substantially the form attached hereto as Exhibit 2; and

     (b) Any Withholding Election will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to the Withholding Election.

     Section 27. Transferability.

     (a) Except as otherwise provided in this Section 7, the Option is not transferable other than as designated by the Optionee by will or by the laws of descent and distribution, and during the Optionee’s life, may be exercised only by the Optionee.

     (b) Notwithstanding the foregoing, the Optionee, with the approval of the Committee, may transfer the Option for no consideration to or for the benefit of the Optionee’s Immediate Family (including, without limitation, to a trust for the benefit of the Optionee’s Immediate Family or to a partnership or limited liability company for one or more members of the Optionee’s Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer.

     (c) The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Option.

     Section 28. Heirs and Successors.

     (a) This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.

     (b) If any rights exercisable by the Optionee or benefits deliverable to the Optionee under this Agreement have not been exercised or delivered, respectively, at the time of the Optionee’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan.

     (c) If a deceased Optionee has failed to designate a beneficiary, or if the Designated Beneficiary does not survive the Optionee, any rights that would have been exercisable by the Optionee and any benefits distributable to the Optionee shall be exercised by or distributed to the legal representative of the estate of the Optionee.

     (d) If a deceased Optionee has designated a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

     Section 29. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretations of the Agreement by the Committee and any decisions made by it with respect to the Agreement are final and binding on all persons.

     Section 30. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Optionee from the office of the Secretary of the Company. This Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

     Section 31. No Employment Contract. The Option will not confer on the Optionee any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Optionee’s employment or other service at any time.

     Section 32. Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Optionee, at the Optionee’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.

     Section 33. Fractional Shares. In lieu of issuing a fraction of a share upon any exercise of the Option, the Company will be entitled to pay to the Optionee an amount equal to the fair market value of such fractional share.

     Section 34. No Shareholder Rights. The Optionee shall not have any rights of a shareholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

     Section 35. Amendment. This Agreement may be amended by written agreement of the Optionee and the Company, without the consent of any other person.

     Section 36. Forfeiture. Notwithstanding the foregoing, if, following the Date of Termination, Optionee violates any of Optionee’s post-termination obligations to the Company or any Subsidiary, including, without limitation, any obligation not to compete with the Company or any Subsidiary (regardless of whether such obligation is enforceable under applicable law), not to solicit employees of the Company or any Subsidiary, to maintain the confidentiality on information belonging to the Company or any Subsidiary, or not to disparage the Company or any Subsidiary or any of their affiliates, immediately upon demand by the Company the Optionee shall return to the Company the proceeds from this Award to the extent received by the Optionee on or after one year prior to Date of Termination.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf, all as of the Grant Date.

Beacon Enterprise Solutions Group, Inc.

By:	________________________________
Its:	Chief Executive Officer

Accepted this ____ day of ______, 20__ by Optionee

Signed: _________________________
Print Name: ______________________
Social Security Number: ____________

EXHIBIT 1

NOTICE OF EXERCISE OF
STOCK OPTION TO PURCHASE STOCK OF
BEACON ENTERPRISE SOLUTIONS GROUP, INC.

Name: ________________________________________
Address: ______________________________________
______________________________________________
Date: _________________________________________

Beacon Enterprise Solutions Group, Inc.
Attn: CEO
_____________________

_____________________

Re:      Exercise of Incentive Stock Option

Dear Sir or Madam:

     Subject to acceptance hereof in writing by Beacon Enterprise Solutions Group, Inc. (the “Company”) pursuant to the provisions of the Beacon Solutions 2008 Long-Term Incentive Plan, I hereby give at least ten days but not more than thirty days prior notice of my election to exercise options granted to me to purchase _____ shares of Stock of the Company under the Incentive Stock Option Award Agreement (the “Award”) pursuant to the Beacon Solutions 2008 Long-Term Incentive Plan dated as of December 21, 2007. The purchase shall take place as of ____________, _____ (the “Exercise Date”).

     On or before the Exercise Date, I will pay the applicable purchase price as follows:

[ ]	by delivery of cash or a certified check for $ ___________ for the full purchase price payable to the order of the Company.

[ ]	by delivery of a certified check for $ ___________ representing a portion of the purchase price with the balance to consist of shares of Stock that I own and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

[ ]	by delivery of a stock certificate representing shares of Stock that I own which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

[ ]	by the Company withholding from the purchased shares a number of shares having an aggregate Fair Market Value on the date of exercise, equal to the aggregate exercise price of all options being exercised.

[ ]	by delivery of the purchase price by ________________, a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate in the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

     As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

     If the Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the “1933 Act”), I hereby represent, warrant, covenant, and agree with the Company as follows:

     The shares of the Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Stock and not with a view to, or for resale in connection with, any distribution of the Stock, nor am I aware of the existence of any distribution of the Stock;

     I am not acquiring the Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Stock but rather upon an independent examination and judgment as to the prospects of the Company;

     The Stock was not offered to me by means of any publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

     I am able to bear the economic risks of the investment in the Stock, including the risk of a complete loss of my investment therein;

     I understand and agree that the Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

     The Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

     The Company will be under no obligation to register the Stock or to comply with any exemption available for sale of the Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act may not now be available and no assurance has been given that it or they will become

Exhibit 1 - 2

available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Stock;

     I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Stock is a speculative investment and that any possible profit therefrom is uncertain;

     I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

     I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Stock hereunder and I am able to bear the economic risk of such purchase; and

     The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Stock of the Company issued to me pursuant to this Award. Acceptance by me of the certificate representing such Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

     I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice.

Very truly yours,

__________________________________________
AGREED TO AND ACCEPTED:

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

By: _______________________________

Title: ______________________________

Number of Shares Exercised: ____________	Number of Shares Remaining: ____________________

Exhibit 1 - 3

EXHIBIT 2

NOTICE OF WITHHOLDING ELECTION
INCENTIVE STOCK OPTION AWARD
PURSUANT TO THE BEACON SOLUTIONS
2008 LONG TERM INCENTIVE PLAN

TO:	_______________________________

FROM:	_______________________________

RE:	Withholding Election

This election relates to the Option identified in Paragraph 3 below. I hereby certify that:

(1)	My correct name and social security number and my current address are set forth at the end of this document.

(2)	I am (check one, whichever is applicable).

[ ]	the original recipient of the Option.

[ ]	the legal representative of the estate of the original recipient of the Option.

[ ]	the legal guardian of the original recipient of the Option.

[ ]	an Immediate Family Member other than the original recipient of the Option.

(3)	The Option to which this election relates was issued under the Beacon Solutions 2008 Long-Term Incentive Plan (the “Plan”) in the name of _____________________ for the purchase of a total of _________ shares of Stock of the Company. This election relates to _______________ shares of Stock issuable upon exercise of the Option, provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable Plan provisions.

(4)	In connection with any exercise of the Option with respect to the Stock, I hereby elect one or more of the following:

[ ]	to pay cash or certified check in the amount of $ _______ to be applied to pay federal, state, and local, if any, taxes arising from the exercise.

[ ]	to pay the full federal, state, and local, if any, taxes arising from the exercise in cash or certified check.

[ ]	to have certain of the shares issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the shares applied to pay federal, state, and local, if any, taxes arising from the exercise.

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[ ]	to tender shares held by me prior to the exercise of the Option for the purpose of having the value of the shares applied to pay such taxes.

The shares to be withheld or tendered, as applicable, shall have, as of the Tax Date applicable to the exercise, a Fair Market Value equal to the minimum statutory tax withholding requirement under federal, state, and local law in connection with the exercise.

(5)	This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the Plan.

(6)	I understand that this Withholding Election may not be revised, amended or revoked by me.

(7)	The Plan has been made available to me by the Company. I have read and understand the Plan and I have no reason to believe that any of the conditions to the making of this Withholding Election have not been met.

(8)	Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.

Dated: ___________________	__________________________________
Signature

_____________________	__________________________________
Social Security Number	Name (Printed)

__________________________________
Street Address

__________________________________
City, State, Zip Code

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